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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 17, 1999

                          CRUSADER HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                    23663                  23-2562545
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)            Identification)



                   1230 Walnut Street, Philadelphia, PA 19107
               (Address of principal executive office) (Zip Code)

                                 (215) 893-1500
               (Registrant's telephone number including area code)


         (Former Name and Former Address, If Changed Since Last Report)

Item 5.  Other Events.

On December 17, 1999, Crusader Holding Corporation (the "Company") issued a press release, a copy of which is filed herewith as Exhibit 99.1. The Press Release announced that, as a result of a recently concluded examination of its subsidiary, Crusader Savings Bank (the "Bank"), by the Office of Thrift Supervision (the "OTS"), the Bank will be required, among other things, to limit its asset growth at the end of each calendar quarter to the net interest credited on its deposit liabilities during the quarter. In addition, the Press Release announced the adoption by the Company of a Plan of Strategic Reorganization. Among other things, the Plan of Strategic Reorganization provides for the discontinuation of certain of the Bank's subsidiaries and addition of new management resources.


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Item 7.       Financial Statements and Exhibits.

(c)           Exhibits.

              99.1 Press Release of Crusader Holding Corporation issued
                   December 17, 1999.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CRUSADER HOLDING CORPORATION
                                  (Registrant)


Dated December 27, 1999         By: /s/ Thomas J. Knox
                                    ------------------------------------
                                    Name:  Thomas J. Knox
                                    Title: Chairman and Chief Executive Officer
                                           (Principal Executive Officer)

Dated December 27, 1999         By:  /s/   Joseph T. Crowley
                                     --------------------------------------
                                     Name:  Joseph T. Crowley
                                     Title: Vice President and
                                            Chief Financial Officer
                                            (Principal Accounting and
                                            Financial Officer)